UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2022

Aura Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40971	32-0271970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Bolton Street Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 500-8864

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2022, Aura Biosciences, Inc. (the “Company”) entered into a Lease (the “Lease”) with Ice Box, LLC (the “Landlord”), effective May 13, 2022, to lease approximately 29,836 square feet of office and laboratory space located at 80 Guest Street, Brighton, Massachusetts (the “Premises”) for the Company’s new principal corporate offices.

The term of the Lease will commence on August 1, 2022 (the “Commencement Date”). The initial term of the Lease is ten (10) years following the Commencement Date. The Company has the option to extend the Lease once for seven (7) years upon notice to the Landlord at least one (1) year prior to the end of the then-current term. The Lease provides for annual base rent of approximately $3.1 million for the first year, which increases on a yearly basis by approximately 3.0% plus certain costs, taxes and operating expenses related to the Premises.

As a security deposit, the Company has obtained a standby letter of credit (the “Letter of Credit”) in the amount of approximately $0.77 million, which may be drawn down by the Landlord to be applied for certain purposes upon the Company’s breach of any provisions under the Lease. Provided that no default occurs under the terms of the Lease, the Company will be entitled to full return of the Letter of Credit amount within 60 days after the date fixed as the end of the lease, upon meeting certain conditions.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2022	AURA BIOSCIENCES, INC.

	By:	/s/ Elisabet de los Pinos
Elisabet de los Pinos, Ph.D.
President and Chief Executive Officer